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FOR IMMEDIATE RELEASE	Dennard Lascar Investor Relations
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Provides COVID-19 Update

HOUSTON, TX - March 20, 2020 - Luby’s, Inc. (NYSE: LUB) ("The Company") announced today that, as a result of the COVID-19 outbreak, it has temporarily suspended all operations at 25 Fuddruckers restaurants and 14 Luby’s Cafeterias to comply with applicable governmental requirements and due to operating realities. The Company will continue to monitor requirements related to COVID-19, and it will periodically re-evaluate and determine when its restaurants will reopen. The State of Texas has issued an executive order closing in-restaurant dining throughout the State, effective midnight Friday, March 20th through midnight April 3rd. Dallas and Houston had previously issued similar orders.

The safety, health and well-being of our guests and employees are our highest priority, and we are working diligently throughout our organization to ensure precautionary health measures for everyone and we have taken important steps to elevate our focus beyond our customary high standards of sanitation, cleaning and employee hygiene. The Company is closely reviewing guidance from the Centers for Disease and Control Prevention (CDC), as well as local health authorities, and we are following their guidance to keep people safe.

To serve our guests during these times, we will continue to operate 64 Luby’s Cafeterias and 8 Fuddruckers restaurants via carry-out, drive-thru, online ordering, ordering via our brand apps, delivery, and third party delivery (depending on location) via DoorDash.com / FavorDelivery.com / GrubHub / UberEats.com and Waitr.

The number of operating restaurants is subject to change as we adjust operations in response to the COVID-19 outbreak and governmental requirements. Please visit our websites for updated information and recommended guidelines as we continue to assess the situation over the coming weeks and months: Lubys.com / Fuddruckers.com / Lubysinc.com

It is our honor to serve our guests and our communities, and we look forward to serving them at our open locations. We anxiously await the opportunity to reopen our temporarily suspended locations as soon as conditions improve.

At this time, neither the duration nor scope of the disruption can be predicted, therefore, the negative financial impact to our results cannot be reasonably estimated. We will provide an update during our Q2 FY2020 earnings announcement.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 119 restaurants nationally as of December 18, 2019: 78 Luby’s Cafeterias, 40 Fuddruckers, one Cheeseburger in Paradise restaurants. Luby's is the franchisor for 97 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Colombia, and Panama. Luby's Culinary Contract Services provides food service management to 33 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.